Exhibit 10.12

Amit Munshi

Dear Amit;

Thank you for your very important contributions to EPIRUS in 2013.

Your new salary for 2014 is $450,000 effective as of April 16, 2014.

Your new 2014 bonus eligibility is 50%.

We look forward to your contributions in 2014 and value you as a member of the EPIRUS team.

Sincerely,

/s/ Thomas Shea
Thomas Shea
Chief Financial Officer